UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 9, 2013 (May 8, 2013)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Crimson Exploration Inc. (the “Company”) held its annual meeting of stockholders on May 8, 2013.  At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, and (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2013.  The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 3, 2013.

Proposal 1 – Election of Directors

Each director was elected as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Allan D. Keel	29,951,138	1,286,147	8,675,278
B. James Ford	29,009,835	2,227,450	8,675,278
Adam C. Pierce	29,058,137	2,179,148	8,675,278
Lee B. Backsen	30,044,662	1,192,623	8,675,278
Lon McCain	30,122,460	1,114,825	8,675,278
Cassidy J. Traub	25,271,423	5,965,862	8,675,278
Ni Zhaoxing	25,268,723	5,968,562	8,675,278

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,086,292	803,127	23,144	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: May 9, 2013	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer